As filed with the Securities and Exchange Commission on February 9, 2006
     Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
IOMAI CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)
52-2049149

(I.R.S. Employer Identification Number)
20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878

(Address of Principal Executive Offices)
Iomai Corporation 2005 Incentive Plan

(Full Title of the Plans)
Russell P. Wilson, Esq.
Senior Vice President, Chief Financial Officer and General Counsel
Iomai Corporation
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 10878

(Name and Address of Agent for Service)
(301) 556-4500

(Telephone Number, Including Area Code for Agent for Service)
Please send copies of all communications to:
Paul M. Kinsella
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Securities to be	Amount to be	Offering Price Per	Maximum Aggregate	Registration
Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Common Stock, $0.01 par value per share	1,040,000	$6.355	$6,609,200	$708.00

(1)	This Registration Statement covers an aggregate of 1,040,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the equity plan identified above (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”) this Registration Statement also covers such additional shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan to which this Registration Statement relates.

(2)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq National Market on February 7, 2006 to be $6.45 and $6.26, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Iomai Corporation (the “Registrant”) hereby incorporates by reference the following documents filed with the Commission:
(a)	the Registrant’s prospectus filed on February 2, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, relating to the registration statement on Form S-1 (File No. 333-128765), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
(b)	the description of the Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) on January 9, 2006, including any amendments or reports filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers
The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Our certificate of incorporation limits or eliminates the liability of our directors to us or our stockholders for monetary damage to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
➢	for any breach of such person’s duty of loyalty;

➢	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

➢	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

➢	for any transaction resulting in receipt by such person of an improper personal benefit.
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, including if he or she is serving as a director, officer, employee or agent of another company at our request. Our certificate of incorporation permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our certificate of incorporation permits such indemnification.
We currently have directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:
4.1	Iomai Corporation 2005 Incentive Plan (previously filed as Exhibit 10.4 to the Registration Statement on Form S-1, as amended, No. 333-128765, and incorporated herein by reference).

4.2	Third Amended and Restated Certificate of Incorporation of Iomai Corporation (previously filed as Exhibit 3.1.3 to the Registration Statement on Form S-1, as amended, No. 333-128765, and incorporated herein by reference).

4.3	Amended and Restated By-laws of Iomai Corporation (previously filed as Exhibit 3.2.1 to the Registration Statement on Form S-1, as amended, No. 333-128765, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).
Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gaithersburg, Maryland, on November 17, 2005.

IOMAI CORPORATION
By:	/s/ Stanley C. Erck
Stanley C. Erck
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stanley C. Erck, Gregory M. Glenn and Russell P. Wilson as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Iomai Corporation, and to file the same with all exhibits thereto, and the other documents in connection therewith under the Securities Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities on the dates indicated.

Name	Title	Date

/s/ Stanley C. Erck Stanley C. Erck	Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2005

/s/ Russell P. Wilson Russell P. Wilson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2005

/s/ James Barrett James Barrett	Director, Chairman of the Board	November 17, 2005

R. Gordon Douglas	Director	November 17, 2005

/s/ Richard Douglas Richard Douglas	Director	November 17, 2005

/s/ Jeff Himawan Jeff Himawan	Director	November 17, 2005

James Young	Director	November 17, 2005

EXHIBIT INDEX

4.1	Iomai Corporation 2005 Incentive Plan (previously filed as Exhibit 10.4 to the Registration Statement on Form S-1, as amended, No. 333-128765, and incorporated herein by reference).

4.2	Third Amended and Restated Certificate of Incorporation of Iomai Corporation (previously filed as Exhibit 3.1.3 to the Registration Statement on Form S-1, as amended, No. 333-128765, and incorporated herein by reference).

4.3	Amended and Restated By-laws of Iomai Corporation (previously filed as Exhibit 3.2.1 to the Registration Statement on Form S-1, as amended, No. 333-128765, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).